COMMUNITY BANCORP, INC.

           FIRST AMENDMENT TO SHAREHOLDER RIGHTS AGREEMENT


     FIRST AMENDMENT, dated February 15, 2000, to the Shareholder Rights Agreement between Community Bancorp, Inc., a Massachusetts corporation (the "Company"), and Cambridge Trust Company (the "Rights Agent"), dated as of May 24, 1996 (the "Rights Agreement").

                          W I T N E S S E T H

     WHEREAS, the Company and the Rights Agent have heretofore executed and entered into the Rights Agreement; and

     WHEREAS, the Company and the Rights Agent may from time to time amend the Rights Agreement in accordance with the provisions of Section 26 of the Rights Agreement.

     NOW THEREFORE, in consideration of the foregoing and the mutual agreements set forth herein, the Company and the Rights Agent hereby agree as follows:

1. That Section 1(h) of the Rights Agreement be deleted in its entirety.

2. That Section 11(a)(ii)(A) of the Rights Agreement be amended by deleting the phrase ",including at least a majority of the Disinterested Directors," contained therein.

3. That Section 11(a)(ii)(B) of the Rights Agreement be amended by deleting
   (a) the phrase ", including at least a majority of the Disinterested Directors," contained therein and (b) the phrase ",with the concurrence of at least a majority of the Disinterested Directors," contained therein.

4. That Sections 11(d)(i), 11(d)(ii) and 11(d)(iii) of the Rights Agreement be amended by deleting the phrase ", including, if at the time of such determination there is an Acquiring Person or Adverse Person, a majority of the Disinterested Directors then in office, or if there are no Disinterested Directors, by a nationally recognized investment banking firm selected by the Board of Directors," contained therein.

5. That Section 23 of the Rights Agreement be amended by deleting the third sentence thereof in its entirety and replacing such sentence with the following:

       "The Rights may not be redeemed at any time while there is an Acquiring Person or an Adverse Person or at any time on or after the date of a change (resulting from one or more proxy or consent solicitations) in a majority of the directors in office at the commencement of such solicitation if any Person who is a participant in such solicitation is an Adverse Person or has stated (or, if upon the commencement of such solicitation a majority of the Board of Directors of the Company has determined in good faith) that such Person (or any of its Affiliates or Associates) intends to take, or may consider taking, any action which would result in such Person becoming an Acquiring Person or which would cause the occurrence of a Triggering Event unless the redemption of the Rights is authorized by the Board of Directors."

6. That Section 26 of the Rights Agreement be amended by deleting the second sentence thereof in its entirety and replacing such sentence with the following:

       "From and after the Distribution Date and subject to the penultimate sentence of this Section 26, the Company and the Rights Agent shall, if the Company so directs, supplement or amend this Agreement without the approval of any holder of Rights Certificates in order (i) to cure any ambiguity, (ii) to correct or supplement any provisions contained herein which may be defective or inconsistent with any other provisions herein, (iii) to shorten or lengthen any time period hereunder (which shortening or lengthening shall be effective only if (A) such supplement or amendment occurs at or after the time a Person becomes an Acquiring Person or an Adverse Person or (B) such supplement or amendment occurs on or after the date of a change (resulting from one or more proxy or consent solicitations) in a majority of the directors then in office at the commencement of such solicitation if any person who is a participant in such solicitation has stated (or, if upon the commencement of such solicitation, a majority of the Board of Directors of the Company has determined in good faith) that such Person (or any of its Affiliates or Associates) intends to take, or may consider taking, any action which would result in such Person becoming an Acquiring Person or an Adverse Person or which would cause the occurrence of a Triggering Event), or (iv) to change or supplement the provisions hereof in any manner which the Company my deem necessary or desirable and which shall not adversely affect the interests of the holders of Rights Certificates (other than an Acquiring Person, an Adverse Person, or any affiliate or Associate of an Acquiring Person or an Adverse Person);
       provided, however, that this Agreement may not be supplemented or amended to lengthen, pursuant to clause (iii) if this sentence, (A) a time period relating to when the Rights may be redeemed at such time as the Rights are not then redeemable or (B) any other time period unless such lengthening is for the purpose of protecting, enhancing or clarifying the rights of, and the benefits to, the holders of Rights."


7. That Sentence 28 of the Rights Agreement be amended by deleting the second and third sentences thereof in their entirety and replacing such sentences with the following:

       "The Board of Directors of the Company shall have the exclusive power and authority to administer this Agreement and to exercise all rights and powers specifically granted to the Board or to the Company, or as may be necessary or advisable in the administration of this Agreement, including, without limitation, the right and power to (i) interpret the provisions of this Agreement and
       (ii) make all determinations deemed necessary or advisable for the administration of this Agreement (including a determination to redeem or not redeem the Rights or to amend the Agreement). All such actions, calculations, interpretations and determinations (including, for purposes of clause (y) below, all omissions with respect to the foregoing) which are done or made by the Board of Directors in good faith shall (x) be final, conclusive and binding on the Company, the Rights Agent, the holders of the Rights and all other parties, and (y) not subject any member of the Board of Directors to any liability to the holders of the Rights or to any other person."

8. That Section 30 of the Rights Agreement be amended by deleting the phrase "(including, if at the time of such determination, there is an Acquiring Person or Adverse Person, a majority of the Disinterested Directors then in office)" contained therein.


All other terms and conditions of the Rights Agreement shall remain in full force and effect.

Executed as a document under seal as of the date first written above.


                                  COMMUNITY BANCORP, INC.

                                  By: /s/ James A. Langway
                                      ________________________
                                         Its President


                                  CAMBRIDGE TRUST COMPANY

                                  By: /s/ James F. Dwinell III
                                      ________________________
                                         Its President